Exhibit 10.10

THIS DOCUMENT WAS PREPARED BY, AND AFTER RECORDING, RETURN TO: Michael Wolfe, Esq. MUCH SHELIST 191 North Wacker Drive Suite 1800 Chicago, Illinois 60606.1615

PERMANENT TAX INDEX NUMBERS:
This space reserved for Recorder’s use only.
04-05-101-010
04-05-200-008

PROPERTY ADDRESS:

1405 Lake Cook Road
Deerfield, Illinois 60015

SECOND MODIFICATION OF LOAN DOCUMENTS

This SECOND MODIFICATION OF LOAN DOCUMENTS (this “Agreement”) is made as of the 14th day of August, 2011, by and among by and among TEXTURA Corporation, a Delaware corporation (the “Borrower”) and FIRST MIDWEST BANK, its successors and assigns (the “Lender”).

R E C I T A L S:

A.                                    The Lender previously made a loan (the “Loan”) to Textura, LLC, a Wisconsin limited liability company (“Textura”) as predecessor to the Borrower in the maximum principal amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) pursuant to the terms and conditions of a Construction Loan Agreement dated as of August 14, 2007 (the “Effective Date”), between the Textura and the Lender (the “Loan Agreement”; any capitalized term not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Loan Agreement), and as evidenced by an Amended and Restated Promissory Note dated August 14, 2009 in the principal amount of ELEVEN MILLION SIX HUNDRED FIFTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($11,658,500.00) made payable by the Borrower to the order of the Lender (the “Note”).

B.                                    The Note is secured by, among other things, (i) that certain Construction Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of August 14, 2007, from Textura to the Lender recorded with the Recorder of Deeds of Cook County, Illinois (the “Recorder’s Office”) on August 15, 2007, as Document No. 0722733126

and modified by that certain Modification of Loan Documents dated as of August 14, 2009, from Textura to the lender recorded with the Recorder’s Office on August 20, 2009, as Document No. 0923233006 (the “Mortgage”), which Mortgage encumbers the real property and all improvements thereon legally described on Exhibit “A” hereto (the “Property”), (ii) that certain Assignment of Rents and Leases dated as of the Effective Date from Textura to the Lender and recorded in the Recorder’s Office on August 15, 2007, as Document No. 0722733127 (the “Assignment of Rents”), and (iii) certain other loan documents (the Loan Agreement, the Note, the Mortgage, the Assignment of Rents, the other documents evidencing, securing and guarantying the Loan, in their original form and as amended, are sometimes collectively referred to in this Agreement as the “Loan Documents”).

C.                                    The Borrower, as successor to Textura pursuant to Articles of Merger dated September 27, 2007 filed with the Department of Financial Institutions of the State of Wisconsin on September 27, 2007 desires to amend the Loan Documents in order to, among other things, extend the Maturity Date to August 14, 2016, (ii) Modify the Loan Rate and payment schedule as set forth in the Note and (iii) reduce the maximum principal amount of the Loan to ELEVEN MILLION TWO HUNDRED EIGHTEEN THOUSAND FIVE HUNDRED SEVENTY FIVE AND 00/100 DOLLARS ($11,218,575.00).

A G R E E M E N T S:

NOW, THEREFORE, in consideration of (i) the facts set forth above (which are incorporated into and made a part of this Agreement), (ii) the agreements by the Lender to modify the Loan Documents, as provided in this Agreement, (iii) the covenants and agreements contained in this Agreement, and (iv) for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Modification of Note.

(a)                                 The sixth sentence (highlighted in bold print) of Section 2.1 of the Note is hereby deleted and the following sentence inserted in its place:

“The Interest Rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the greater of (i) five and fifty one-hundredths percent (5.50%), or (ii) four and fifty one-hundredths percentage points (4.50%) over the Index.”

(b)                                 The defined term “Maturity Date” as set forth in the Note and each and every other Loan Document is hereby extended to August 16, 2016.

(c)                                  Section 3.1 (b) and (c) of the Note are hereby deleted and the following Sections 3.1 (b), (c) and (d) inserted in their place:

“(b) Commencing on September 5, 2011, and continuing on the fifth day of each month thereafter through and including the month in which the Maturity Date occurs, the Borrower shall make monthly payments of all accrued and unpaid interest on the principal balance of this Note outstanding from time to time.

(c)                                  Commencing on the fifth (5th) day of February, 2012 and continuing on the fifth (5th) day of each August and February thereafter through and including February 5, 2016, the Borrower shall make additional principal payments each in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Notwithstanding the foregoing, no additional principal payments shall be due during the term hereof in the event the outstanding principal balance of the Note has been reduced to Eight Million Four Hundred Thousand and 00/100 Dollars ($8,400,000.00)

(d)                                      The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any of the Loan Documents shall be due and payable in full on the Maturity Date.”

(d)                                      Section 4 (iii) of the Note is hereby revised to revise the date of the Pledge Agreement from August 14, 2009 to August 14, 2011.

2.                                           Modification of Mortgage.

(a)                                      A new Section 29 (e) shall be inserted in the Mortgage immediately after Section 29 (d) as follows:

“29 (e)                                        Debt Service Coverage Ratio.

(i)                                     The Mortgagor shall maintain during each of Mortgagor’s fiscal quarters, a ratio of Net Cash Flow from Operations (as defined below) to Debt Service (as defined below) of not less than 1.10 to 1.00 (the “Debt Service Coverage Ratio”), which Debt Service Coverage Ratio shall be tested on an quarterly basis on the thirtieth (30th) day after the end of each of the Mortgagor’s fiscal quarters commencing with the fiscal year end December 31, 2011.

(ii)                                  “Net Cash Flow from Operations” shall mean, for any period, the net profit or loss for such period adjusted for the effects of: (a) changes during the period in inventories and operating receivables and payables; (b) non-cash items such as depreciation, provisions, deferred taxes, accrued income (expenses) not yet received (paid) in cash, unrealized foreign currency gains and losses, undistributed profits of associates and non-controlled interest; and (c) all other items for which the cash effects relate to investing or financing.

(iii)                               As used herein, “Debt Service” for any year shall equal the sum of all scheduled principal and interest payments on the Loan and any other indebtedness of the Mortgagor that is due and payable during such year.

(iv)                              Operating Cash Flow and Debt Service shall be calculated by the Lender  based on the financial information provided to the Lender by the Mortgagor and independently verified by the Lender and the calculations so verified shall be final and binding upon the Mortgagor and the Lender.

(v)                            If at any time during any year the Lender reasonably believes that an event has occurred which will cause a decrease in the Operating Cash Flow during such year and, as a result thereof, the ratio of Operating Cash Flow to Debt Service during such year (or any year thereafter) shall be less than 1.10 to 1.00, then an Event of Default shall be deemed to exist upon the Mortgagor’s receipt of written notice of such Event of Default from the Lender unless the Mortgagor, within thirty (30) days after receipt of such notice from the Lender has delivered to the Lender evidence reasonably satisfactory to the Lender that the ratio of Operating Cash Flow to Debt Service as of such day is or shall be at least 1.10 to 1.00.”

(c)                                  Section 29 (d) of the Mortgage shall be deleted and the following Section 29 (d) shall be inserted in its place as follows:

“29(d)  The Mortgagor shall make no payments to preferred or common shareholders of any return on or return of capital until such time as the Loan Amount shall have been reduced to an amount equal to or less than seventy (70%) percent of the appraised value of the Premises based upon the most recent available appraisal of the property.”

3.                                      Conditions Precedent. This Agreement shall be effective only upon the following conditions being complied with by the Borrower:

3.1                          Borrower shall cause to be issued to the Lender a warrant (the “Warrant”), in form and substance acceptable to the Lender in its sole and absolute discretion, for the acquisition of Ten Thousand (10,000) shares of common stock of the Borrower which shall be exercisable by Lender at the earlier of (a) the date of an initial public offering of the common stock of the Borrower or (b) September 30, 2013. Borrower shall cause to be issued to the Lender a warrant (the “Warrant”), substantially in the form attached hereto as Exhibit B, for the acquisition of Ten Thousand (10,000) shares of common stock of the Borrower.

3.2                          The Borrower shall continue to maintain all of its operating and escrow accounts with the Lender, including but not limited to the pledged money market account maintained at all times with a minimum balance of One Million and 00/100 Dollars ($1,000,000.00).

3.3                          There are no Events of Default (as defined in the Loan Documents) existing under any of the Loan Documents as of the date hereof.

3.4                          The delivery of an opinion of counsel in form and content reasonably acceptable to the Lender.

4.                               Representations and Warranties of the Borrower. The Borrower represents, covenants and warrants to the Lender as follows:

(a)                       The representations and warranties in the Note, the Mortgage and the other  Loan Documents are true and correct as of this date.

(b)                       There is currently no Event of Default (as defined in the Mortgage) under  the Amended and Restated Note, the Mortgage or the other Loan Documents and the Borrower has no actual knowledge of any event or circumstance which with the giving of notice or passing of time, or both, would constitute an Event of Default thereunder.

(c)                        The Loan Documents are in full force and effect and, following the  execution and delivery of this Agreement, they continue to be the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject to limitations imposed by general principles of equity.

(d)                       There has been no material adverse change in the financial condition of the Borrower or any other party whose financial statement has been delivered to the Lender in connection with the Loan from the date of the most recent financial statement received by the Lender.

(e)                        As of this date, the Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified in this Agreement.

(f)                         The Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified in this Agreement. The execution and delivery of this Agreement and the performance of the Loan Documents as modified in this Agreement have been duly authorized by all requisite action by or on behalf of the Borrower. This Agreement has been duly executed and delivered on behalf of the Borrower.

5.                               Title Policy. As a condition precedent to the agreements contained in this Agreement, the Borrower shall, at its sole cost and expense, cause Chicago Title Insurance Company to issue an endorsement to the Lender’s title insurance policy No. 1409 - 008359951 D2 (the “Title Policy”), as of the date this Agreement is recorded, reflecting the recording of this Agreement and insuring the first priority of the lien of the Mortgage, subject only to the exceptions set forth in the Title Policy as of its date of issuance and any other encumbrances expressly agreed to by the Lender.

6.                               Extension Fee. In consideration of the Lender’s agreement to extend the Maturity Date of the Loan in accordance with this Agreement, the Borrower agrees to pay to the Lender a non-refundable extension fee in the amount of Fifty Six Thousand Ninety Two and 88/100 Dollars ($56,092.88) that is due and payable as a condition precedent to the agreements contained in this Agreement.

7.                                      Expenses. As a condition precedent to the agreements contained in this Agreement, the Borrower shall pay all out-of-pocket costs and expenses incurred by the Lender in connection with this Agreement, including, without limitation, title charges, recording fees, appraisal fees and attorneys’ fees and expenses.

8.                                      Miscellaneous.

(g)                                  This Agreement is governed by and should be construed in accordance with the laws of the State of Illinois.

(h)                                 This Agreement may not be construed more strictly against the Lender than against the Borrower merely by virtue of the fact that the same has been prepared by counsel for the Lender, it being recognized that the Borrower and the Lender have contributed substantially and materially to the preparation of this Agreement, and the Borrower and the Lender each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this Agreement. Each of the parties to this Agreement represents that it has been advised by its respective counsel of the legal and practical effect of this Agreement, and recognizes that it is executing and delivering this Agreement, intending to be legally bound by the terms and provisions of this Agreement, of its own free will, without promises or threats or the exertion of duress upon it. The signatories state that they have read and understand this Agreement, that they intend to be legally bound by it and that they expressly warrant and represent that they are duly authorized and empowered to execute it.

(i)                                     Notwithstanding the execution of this Agreement by the Lender, nothing contained in this Agreement may be considered to constitute the Lender a venturer or partner of or in any way associated with the Borrower nor will privity of contract be presumed to have been established with any third party.

(j)                                    The Borrower and the Lender each acknowledge that there are no other understandings, agreements or representations, either oral or written, express or implied, that are not embodied in the Loan Documents and this Agreement, which collectively represent a complete integration of all prior and contemporaneous agreements and understandings of the Borrower and the Lender; and that all such prior understandings, agreements and representations are modified as set forth in this Agreement. Except as expressly modified, the terms of the Loan Documents are and remain unmodified and in full force and effect.

(k)                                 This Agreement binds and inures to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(1)                                 Any references to the “Loan Agreement”, the “Mortgage”, the “Assignment of Rents” or the “Loan Documents” contained in any of the Loan Documents should be considered to refer to the Loan Agreement, the Mortgage, Assignment of Rents and the other Loan Documents as amended. The paragraph and section headings used in this Agreement are for convenience only and shall not limit the substantive provisions hereof. All words in this Agreement that are expressed in the neuter gender should be considered to include the masculine, feminine and neuter genders. Any word in this Agreement that is expressed in the singular or plural should be considered, whenever appropriate in the context, to include the plural and the singular.

(m)                        This Agreement may be executed in one or more counterparts, all of which, when taken together, constitute one original Agreement.

(n)                            Time is of the essence of the Borrower’s obligations under this Agreement.

9.                                                                            Reaffirmation of Loan Documents. Borrower hereby ratifies and affirms the Loan Documents, as amended hereby, and agrees that the Amended and Restated Note and other Loan Documents are and shall be in full force and effect following the execution and delivery of this Agreement.

[Remainder of Page Intentionally Left Blank — Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement dated as of the day and year first above written.

THE BORROWER:

TEXTURA Corporation, a Delaware corporation

By:	/s/ Patrick Allin
Patrick Allin, its Chairman and Chief Executive
Officer

STATE OF ILLINOIS	)
).ss
COUNTY OF COOK	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Patrick Allin, the Chairman and Chief Executive Officer of TEXTURA Corporation, a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Chairman and  Chief Executive Officer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 29th day of August, 2011.

/s/ Jillian F. Sheehan
Notary Public

My Commission Expires: October 5, 2013

[SEAL]

[Signatures Continue on Following Page]

SIGNATURE PAGE—BORROWER

MODIFICATION OF LOAN DOCUMENTS
TEXTURA CORPORATION

[Signatures Continued from Preceding Page]

THE LENDER:

FIRST MIDWEST BANK

By:	/s/ Gerard Brosnan
Name:	Gerard Brosnan
Title:	SVP

STATE OF ILLINOIS	)
).ss
COUNTY OF COOK	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Gerard Brosnan, the Sr. Vice President of FIRST MIDWEST BANK, who is personally known to me to be the same person whose name is subsribed to the foregoing instrument as such Gerard Brosnan, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said banking corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 31 day of August, 2011

/s/ Barbara C. Zimmerman
Notary Public

My Commission Expires: 1/5/14

[SEAL]

[Signatures Continue on Following Page]

SIGNATURE PAGE-LENDER

MODIFICATION OF LOAN DOCUMENTS
TEXTURA CORPORATION

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROPERTY

PARCEL 1:

LOT 2 IN LAKE-COOK ROAD INDUSTRIAL PARK, A SUBDIVISION OF PART OF THE NORTHWEST 1/4 AND THE NORTHWEST 1/4 OF SECTION 5, TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SUBDIVISION RECORDED IN THE OFFICE OF THE COOK COUNTY RECORDER OF DEEDS ON FEBRUARY 18, 1982 AS DOCUMENT NO. 26147952, (EXCEPTING AND EXCLUDING FROM SAID LOT 2 THAT PORTION DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 2: THENCE NORTH 00 DEGREES 24 MINUTES 37 SECONDS EAST ON A BEARING BASED ON THE ILLINOIS STATE PLANE COORDINATE SYSTEM NAD 83 EAST ZONE ALONG THE EAST LINE OF SAID LOT 2, A DISTANCE OF 16.96 FEET; THENCE SOUTH 89 DEGREES 52 MINUTES 08 SECONDS WEST, 464.17 FEET; THENCE SOUTH 88 DEGREES 25 MINUTES 45 SECONDS WEST, 85.23 FEET TO THE WEST LINE OF SAID LOT 2; THENCE SOUTH 00 DEGREES 24 MINUTES 24 SECONDS WEST ALONG SAID WEST LINE, 14.53 FEET TO THE SOUTH LINE OF SAID LOT 2, THENCE NORTH 89 DEGREES 53 MINUTES 55 SECONDS EAST ALONG SAID SOUTH LINE 549.35 FEET TO THE POINT OF BEGINNING) IN COOK COUNTY, ILLINOIS.

PARCEL 2:

EASEMENT FOR THE BENEFIT OF PARCELS 1 AND 2 AFORESAID FOR INGRESS AND EGRESS AND ACCESS FOR CONSTRUCTION, INSTALLATION, USE, MAINTENANCE, REPAIR AND REPLACEMENT OF FRONTAGE ROAD DESCRIBED IN AND AS CREATED BY DECLARATION AND GRANT OF EASEMENT MADE BY LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 30, 1972 AND KNOWN AS TRUST NUMBER 44913 DATED AUGUST 1, 1981 AND RECORDED SEPTEMBER 2, 1981 AS DOCUMENT 25987860 OVER THE FOLLOWING DESCRIBED PARCELS OF LAND:

PARCEL 2A:

THE SOUTH 60 FEET OF THE NORTH 120.0 FEET OF THE “PARCEL OF LAND” HEREINAFTER DESCRIBED, IN COOK COUNTY, ILLINOIS.

PARCEL 2B:

THAT PART OF THE NORTH 60 FEET OF SAID “PARCEL OF LAND” BOUNDED ON THE WEST BY THE WEST LINE OF THE 80.00 FOOT RIGHT OF WAY OF PINE STREET (AS SHOWN ON THE THIRD ADDITION TO DEERFIELD PARK UNIT NO. 1, BEING A

SUBDIVISION IN THE SOUTHEAST’’/, OF SECTION 32, TOWNSHIP 43 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN LAKE COUNTY, ILLINOIS, RECORDED DECEMBER 22, 1958 AS DOCUMENT 1015141) EXTENDED SOUTH; BOUNDED ON THE EAST BY THE EAST LINE OF THE AFOREMENTIONED PINE STREET, EXTENDED SOUTH, FALLING IN COOK COUNTY, ILLINOIS;

PARCEL 2C:

THAT PART OF THE NORTH 60.00 FEET OF THE SAID “PARCEL OF LAND”; BOUNDED ON THE WEST BY THE WEST LINE OF THE 60.00 FOOT RIGHT OF WAY OF THE NOW NAMED BIRCHWOOD AVENUE (AS SHOWN AS PHEASANT STREET ON A SUBDIVISION OF J.S. HOVLAND’S FIRST ADDITION TO DEERFIELD, BEING A SUBDIVISION IN THE SOUTHWEST ‘/4 OF SECTION 32, TOWNSHIP 43 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN LAKE COUNTY, ILLINOIS RECORDED NOVEMBER 7, 1924 AS DOCUMENT 248380), EXTENDED SOUTH; AND BOUNDED ON THE EAST BY THE EAST LINE OF THE AFOREMENTIONED BIRCHWOOD AVENUE, EXTENDED SOUTH, IN COOK COUNTY, ILLINOIS.

LEGAL DESCRIPTION OF “PARCEL OF LAND”

THAT PART OF THE EAST 1/2 OF GOVERNMENT LOT 2 IN THE NORTHWEST % OF SECTION 5, TOWNSHIP 42 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN AND ALSO THE WEST ‘A OF GOVERNMENT LOT 2 (EXCEPT THE EAST 878.25 FEET, AS MEASURED ALONG THE NORTH LINE THEREOF) IN THE NORTHEAST % OF SAID SECTION 5, ALL TAKEN AS TRACT, LYING NORTH OF THE NORTH LINE OF TOLLWAY PARCEL T-11-B-2 AS DESCRIBED IN SUPERIOR COURT CASE 56S19626 DATED NOVEMBER 9, 1956 LYING NORTHERLY OF TOLLWAY PARCEL T-11-B-2 AS DESCRIBED IN SUPERIOR COURT CASE 56S19626 DATED FEBRUARY 5, 1957 AND LYING SOUTH OF THE SOUTH LINE OF LAKE COOK ROAD, BEING A LINE 50.00 FEET SOUTH OF AND PARALLEL WITH THE NORTH LINE OF BOTH IN THE NORTHWEST % OF THE NORTHEAST % OF SAID SECTION 5;

ALSO

THAT PART OF THE EAST 878.26 FEET (AS MEASURED ALONG THE NORTH LINE) EXCEPT THE NORTH 873.00 FEET OF THE EAST 20.00 FEET OF THE WEST ‘/2 OF GOVERNMENT LOT 2 IN THE NORTHEAST % OF SECTION 5, TOWNSHIP 42 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING NORTH OF THE NORTH LINE OF TOLLWAY PARCEL T-11-B-2 AS DESCRIBED IN SUPERIOR COURT CASE 56S19626 DATED NOVEMBER 9, 1956 LYING SOUTH OF THE SOUTH LINE OF LAKE-COOK ROAD BEING A LINE 50.00 FEET SOUTH OF AND PARALLEL WITH THE NORTH LINE OF THE NORTHEAST % OF SAID SECTION 5;

ALSO

THE SOUTH 200 FEET OF THE NORTH 1073.00 FEET OF THE WEST 3 ACRES OF THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 OF SECTION 5 AFORESAID, ALL IN COOK COUNTY, ILLINOIS (EXCEPTING THEREFROM THAT PART OF SAID EASEMENT FALLING WITHIN PARCEL 1).

P.I.N.:	04-05-101-010
04-05-200-008

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL TO THE COMPANY), STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. BY ACQUIRING THIS WARRANT, THE HOLDER REPRESENTS THAT THE HOLDER HAS ACQUIRED SUCH WARRANT FOR INVESTMENT AND THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS WARRANT WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

ALL SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF SHALL BE SUBJECT TO AND BOUND BY THE TERMS, RIGHTS, POWERS, PREFERENCES, RESTRICTIONS AND OBLIGATIONS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY, IN EACH CASE, AS CURRENTLY IN EFFECT AND AS MAY BE AMENDED FROM TIME TO TIME, INCLUDING BUT NOT LIMITED TO, RIGHTS OF FIRST REFUSAL, DRAG-ALONG RIGHTS AND MARKET STAND-OFF RESTRICTIONS.

TEXTURA CORPORATION

WARRANT TO PURCHASE 10,000 SHARES OF COMMON STOCK

Date of Grant: August 14, 2011

THIS CERTIFIES THAT, for value received, First Midwest Bank, with an address of One Pierce Place, Suite 1500, Itasca, Illinois 60143 (the “Holder”), is entitled to subscribe for and purchase (subject to the terms and conditions below) from Textura Corporation, a Delaware corporation (the “Company”), 10,000 shares of Common Stock, subject to adjustment pursuant to Section 5(b) (the Warrant Shares”). This warrant and all warrants issued in substitution or exchange herefor are herein individually called a “Warrant.”

ARTICLE I

Definitions. As used herein, the following terms shall have the following meanings:

1.1 “Common Stock” means shares of common stock of the Company, par value $.001 per share.

1.2 “Grant Date” shall mean August 14, 2011.

ARTICLE II

Term. Subject to the provisions of this Warrant, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time after the date hereof, but before 5:00 p.m. Central Time on September 15, 2021 (the “Expiration Time”).

ARTICLE III

Method of Exercise.

3.1 Except as provided in Section 3(b), the purchase right represented by this Warrant may be exercised by the Holder hereof by delivering the following to the principal office of the Company for receipt prior to the Expiration Time: (a) the notice of exercise form attached hereto as Exhibit A duly completed and executed and (b) the payment to the Company, by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price (as defined in Section 5(a) below) multiplied by the number of Warrant Shares being purchased. Warrant Shares issued shall be deemed to have been issued immediately prior to the close of business (Chicago, Illinois time) on the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as possible and in any event within ten (10) days of receipt of such notice of exercise and payment of the then applicable Warrant Price.

3.2 The purchase right represented by this Warrant may not be exercised during the period beginning on the day the Company first files a Registration Statement on Form S-1 (or an equivalent form as may then be in effect) related to the initial public offering of common stock of the Company (the “IPO”) and ending 180 days after the closing of the IPO.

ARTICLE IV

Warrant Shares Fully Paid; Reservation of Warrant Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights (other than certain preemptive and other approval rights provided in the Company’s bylaws which have been waived and/or consented to by the Company’s existing stockholders) out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to provide for the issuance of Common Stock upon the exercise of this Warrant. All Warrant Shares will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

ARTICLE V

Warrant Price and Adjustment to Warrant Price.

5.1 Warrant Price. Subject to Section 5(b), the purchase price (“Warrant Price”) shall be equal to $30.00 per Warrant Share.

5.2 Adjustments on Reclassification or Merger. If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction,

(a)                                 the number of shares of Common Stock outstanding is increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or

(b)                                 additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to the Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of Warrant Shares purchasable pursuant to this Warrant, (y) the number and kind of shares or other securities purchasable pursuant to this Warrant and (z) the Warrant Price for each Warrant Share purchasable pursuant to this Warrant, without changing the aggregate purchase price as to which this Warrant may then be exercised. For the avoidance of doubt, (i) the issuance of shares of Common Stock, options to purchase Common Stock or other equity-based awards to the Company’s directors and employees pursuant to the Company’s employee benefit plans, or (ii) the issuance of shares of Common Stock and options or warrants to purchase Common Stock to service providers and vendors of the Company, in each case pursuant to employee benefit plans, agreements or other arrangements approved by the Company’s board of directors, shall not result in any adjustments pursuant to this Section 5(b).

5.3 Fractional Shares. No fractional shares of Common Stock shall be issued or cash payment made in connection with any adjustment pursuant to Section 5(b). Any fractional share of Common Stock issuable pursuant to this Warrant shall be rounded up if one-half share or more, or rounded down if less than one-half share.

5.4 Notice of Adjustments. Whenever the Warrant Price or number of Warrant Shares shall be adjusted pursuant to the provisions of Section 5(b), the Company shall, within ten (10) days of such adjustment, deliver a certificate signed by an officer of the Company to the registered Holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the new Warrant Price and the aggregate number of securities then purchasable pursuant to this Warrant after giving effect to such adjustment.

ARTICLE VI

No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions hereof, including, without limitation, Section 5 hereof, and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

ARTICLE VII

Compliance with the Act; Disposition of Warrant.

7.1 Compliance with the Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the form of the legend set forth on the first page above.

7.2 Disposition of Warrant. This Warrant may not be sold, assigned, offered, pledged or otherwise transferred without registration under applicable federal and state securities laws, unless the Company receives an opinion of counsel reasonably acceptable to the Company, stating that such sale, assignment, offer, pledge or other transfer is exempt from registration and prospectus delivery requirements of federal and state securities laws. This Warrant and all rights hereunder are not transferable, in whole or in part, without the prior written consent of the Company, which consent shall not be unreasonably withheld. All Warrant Shares issued upon exercise hereof shall be deemed “restricted” stock within the meaning of the U.S. securities laws and, in addition, shall be subject to and bound by the terms, rights, powers, preferences, restrictions and obligations provided for in the certificate of incorporation and bylaws of the Company, in each case, as currently in effect and as may be amended from time to time, including but not limited to, rights of first refusal, drag-along rights and market standoff restrictions.

ARTICLE VIII

Rights as a Stockholder. No Holder of this Warrant, as such, shall be entitled to vote or receive distributions or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any voting rights, or to receive notice of meetings, or to receive distributions or subscription rights or otherwise until this Warrant shall have been exercised.

ARTICLE IX

Representations and Warranties. This Warrant is issued and delivered on the basis of the following:

9.1 Authorization and Delivery. The Company represents and warrants that this Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms.

9.2 No Inconsistency. The Company represents and warrants that the execution and delivery of this Warrant, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof (i) are not and will not be inconsistent with the Company’s certificate of incorporation or bylaws (other than certain preemptive and other approval rights provided in the Company’s bylaws which have been waived and/or consented to by the Company’s existing stockholders), each as amended, (ii) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, (iii) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound and (iv) will not require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

9.3 Accredited Investor. The Holder represents and warrants that as of the Grant Date it is an “accredited investor” (as that term is defined in Regulation D promulgated under the Act) and agrees that it will not exercise this Warrant unless, at the time of any exercise, it is an accredited investor and has confirmed the same to the Company.

ARTICLE X

Miscellaneous Provisions.

10.1 Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

10.2 Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered in accordance with the terms set forth in that certain Mortgage between the Company and Holder dated as of August 14, 2007.

10.3 Binding Effect on Successors. This Warrant shall be binding upon any entity succeeding the Company by merger or consolidation, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall be as set forth in the Company’s certificate of incorporation and bylaws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

10.4 Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate issuable hereunder and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

10.5 Headings. Section headings used in this Warrant are for convenience of reference only and are not a part of this Warrant for any other purpose.

10.6 Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS. ANY DISPUTE ARISING IN CONNECTION WITH THIS WARRANT OR ANY MATTER RELATED TO THIS WARRANT SHALL BE HEARD ONLY IN A COURT LOCATED IN CHICAGO, ILLINOIS.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Grant Date hereof.

TEXTURAL,CORPORATION

By:	/s/ Patrick Allin
Name: Patrick Allin
Title: Chief Executive Officer

Address:

1405 Lake Cook Road
Deerfield, Illinois 60015
Attention:	Patrick Allin
Telephone:	(708) 337-2146
Telecopy:	(847) 582-1037

[Signature Page to Textura Corporation Warrant]

EXHIBIT A

NOTICE OF EXERCISE

To:       Textura Corporation

1.             The undersigned hereby elects to purchase                                                   shares of Common Stock, par value $.001 per share (the “Warrant Shares) of Textura Corporation, a Delaware corporation (the “Company”) pursuant to the terms of a Warrant to Purchase Common Stock with a Grant Date of [•], 2011, and tenders herewith payment of the purchase price of such Warrant Shares in full.

2.             Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

Name

Address

3.             The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

4.             The undersigned hereby acknowledges and agrees that all shares of Common Stock issued pursuant to this Warrant are subject to and bound by, the terms, rights, powers, preferences, restrictions and obligations provided for in the Company’s certificate of incorporation and bylaws, as amended (copies of which has been previously provided to the Holder) applicable to all stockholders of the Company.

Holder:

Date: , 20	By:
Name:
Title: